UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019 (May 7, 2019)

YUMMIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32361	87-0615629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6F., No. 516, Sec. 1, Neihu Road, Neihu District., Taipei City 114, Taiwan
(Address of principal executive offices)

+88 6287511886
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 7, 2019, the Board of Directors of Yummies, Inc. (the “Company”) by unanimous written consent determined to increase the size of the Board of Directors of the Company (the “Board”) to three (3) members and appointed Ms. Chi-Yin Lee and Ms. Yu-Jo Liao to the Board to fill the vacancies on the Board created by the increase.

Ms. Liao, age 54, graduated from Chinese Cultural University of Taiwan in 1989. She has a degree in Public and Communication Media. Ms. Liao was appointed as General Manager in Doer’s Knowledge Management Group (Shanghai) Pte Ltd, a corporation incorporated in China (“Doer’s Knowledge Management Group”), in 2013. Doer’s Knowledge Management Group is mainly in operation for training, providing seminars, educational and motivational courses. Ms. Liao has vast experience in managing Doer’s Knowledge Management Group which has over 200 staff. Ms. Liao oversees all staff, budgets and operations of all business units and is responsible for formulating overall strategy and establishing policies. Ms. Liao is also actively involved in providing internal training and is a well-known speaker for many local and international corporations. The Board believes that it is in the best interests of the Company to appoint Ms. Yu-Jo Liao to the Board because of her extensive experience in managing a corporation with more than 200 staff and her management skill expertise.

Ms. Lee, age 51, graduated from Shih Chien University of Taiwan in 1991 where she majored in Accounting and Statistics. Ms. Lee was appointed as Administrative Manager in Doers Commercial Model Consulting Co., Ltd., a corporation incorporated in Taiwan, in 2008. Ms. Lee was then promoted as General Manager of the Company in 2017. The Company is mainly in the business of providing training and seminars, educational and motivational courses, event management and incubation of start-ups and new entrepreneurs. Ms. Lee’s main responsibilities are managing and overseeing all staff, finance and budgets and day-to-day operations. Ms. Lee is also responsible for formulating overall strategy and establishing policies.  The Board believes that it is the best interests of the Company to appoint Ms, Chi- Yin Lee to the Board because of her experience and expertise in business management and financial operations management.

The newly appointed directors were appointed until their successors are duly elected and qualified. There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which each individual was selected as director. There are no family relationships among the newly appointed directors and our directors or officers. There has been no transaction, nor is there any currently proposed transaction, between the newly appointed directors and the Company that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	YUMMIES, INC.

/s/ Wei-Hsien Lin
Name: Wei-Hsien Lin
Title: Chief Executive Officer

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